Exhibit 10.1

INCREMENTAL AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This INCREMENTAL AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2016 among NN, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the 2016 Revolving Credit Increase Lender (as defined below), the L/C Issuers, the Swing Line Lender and SunTrust Bank, as the administrative agent (the “Administrative Agent”).

RECITALS:

A.    The Borrower, the Administrative Agent and the Lenders from time to time party thereto are parties to the Amended and Restated Credit Agreement, dated as of September 30, 2016 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

B.    In accordance with Section 2.14(a) of the Credit Agreement, the Borrower notified the Administrative Agent of its request for an Incremental Increase, and pursuant to Section 2.14 of the Credit Agreement, the Borrower hereby requests that HomeTrust Bank (the “2016 Revolving Credit Increase Lender”) provide a Revolving Credit Increase (the “2016 Revolving Credit Increase”) in the principal amount of $10,000,000 (the “2016 Revolving Credit Increase Commitment”) to the Borrower on the 2016 Revolving Credit Increase Effective Date (as defined below).

C.    The 2016 Revolving Credit Increase Lender is willing to provide the 2016 Revolving Credit Increase to the Borrower on the 2016 Revolving Credit Increase Effective Date on the terms set forth in Section 2 herein and in the Credit Agreement and subject to the conditions set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Revolving Credit Increase Commitments.

2.1    2016 Revolving Credit Increase. The 2016 Revolving Credit Increase Lender hereby establishes, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, the 2016 Revolving Credit Increase Commitment in favor of the Borrower on the 2016 Revolving Credit Increase Effective Date.

2.2    Terms and Agreements. The terms and provisions of the 2016 Revolving Credit Increase and any Revolving Credit Loans incurred, and Letters of Credit issued, thereunder shall be identical to those of the original Revolving Credit Commitments and the Revolving Credit Loans incurred, and Letters of Credit issued, under the Credit Agreement.

2.3    Additional Agreements. The 2016 Revolving Credit Increase shall constitute a “Revolving Credit Commitment” for all purposes under the Credit Agreement and the other Loan Documents, shall be added to and become part of the Revolving Credit Facility and shall (and all Revolving Credit Loans incurred under the 2016 Revolving Credit Increase Commitment shall) (x) be Loans and Obligations under the Credit Agreement and the other applicable Loan Documents, and (y) rank pari passu in right of payment and be secured by the relevant Collateral Documents, and guaranteed under the Guaranty, on a pari passu basis with all other Obligations.

Section 3. Conditions Precedent. The effectiveness of this Amendment and the obligations of the 2016 Revolving Credit Increase Lender to establish the 2016 Revolving Credit Increase Commitment, as specified in Section 2 hereof, shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “2016 Revolving Credit Increase Effective Date”):

3.1    Amendment Executed. This Amendment shall have been executed by the Borrower, each Guarantor, the Administrative Agent, the L/C Issuers, the Swing Line Lender and the 2016 Revolving Credit Increase Lender, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

3.2    Notes. The Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of the 2016 Revolving Credit Increase Lender, if it shall have requested the same.

3.3    Corporate Resolutions and Approvals. (i) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of the Borrower approving this Amendment, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental approvals, if any, with respect to the execution, delivery and performance by such Loan Party of this Amendment, all of which documents to be in form and substance satisfactory to the Administrative Agent, and (ii) secretary’s certificates reasonably acceptable to the Administrative Agent (including evidence of authority and incumbency).

3.4    Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (i) a certified copy of the Certificate or Articles of Incorporation or equivalent formation document of the Borrower and any and all material amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State of organization or formation; and (ii) a copy of a good standing certificate, certificate of existence or other evidence of existence or formation in the jurisdiction of organization from the Secretary of State of the state of organization or qualification, as applicable, dated as of a recent date, from the Borrower listing all charter documents affecting the Borrower and certifying as to the good standing of the Borrower.

3.5    Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated as of the 2016 Revolving Credit Increase Effective Date, certifying that (i) both before and immediately after giving effect to such Incremental Increase, no Default or Event of Default exists and is continuing, (ii) immediately after giving effect to the 2016 Revolving Credit Increase, as of the 2016 Revolving Credit Increase Effective Date, the Consolidated Net Leverage Ratio is not greater than that permitted under Section 7.14 of the Credit Agreement (whether or not being in compliance with such ratio is required to be tested on the 2016 Revolving Credit Increase Effective Date), (after giving effect to the establishment of the 2016 Revolving Credit Increase Commitment and assuming the drawing in full thereof, but disregarding any cash constituting proceeds of the 2016 Revolving Credit Increase), (iii) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties containing a materiality or Material Adverse Effect qualification, in all respects) on and as of the 2016 Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties containing a materiality or Material Adverse Effect qualification, in all respects) as of such earlier date and (iv) all other applicable conditions to the incurrence of the 2016 Revolving Credit Increase on the 2016 Revolving Credit Increase Effective Date have been satisfied.

3.6    Opinions. The Administrative Agent shall have received such opinions of counsel as it may reasonably request from counsel to the Borrower, each of which shall be addressed to the Administrative Agent and the Lenders (including the 2016 Revolving Credit Increase Lender) and dated the 2016 Revolving Credit Increase Effective Date and shall be in form and substance reasonably satisfactory to the Administrative Agent.

3.7    Fees. The Administrative Agent shall have been reimbursed for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Loan Parties under the Credit Agreement on or prior to the 2016 Revolving Credit Increase Effective Date.

3.8    Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the 2016 Revolving Credit Increase Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case, requested by the Administrative Agent or the 2016 Revolving Credit Increase Lender at least five Business Days prior to the 2016 Revolving Credit Increase Effective Date.

3.9    Other Matters. The Borrower and each Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

Section 4. Miscellaneous.

4.1    Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders (including the 2016 Revolving Credit Increase Lender) that:

(i)      it has the legal power and authority to execute and deliver this Amendment;

(ii)     the officer executing this Amendment on its behalf has been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(iii)    the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of, (a) such Loan Party’s Organization Documents, (b) the New Notes Documents, (c) any material agreement to which any Loan Party is a party, (d) any order, injunction, writ or decree of any Governmental Authority or (e) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (d) and (e) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(iv)    no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)      this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vi)    each of the representations and warranties set forth in Article V of the Credit Agreement and in the other Loan Documents is true and correct in all material respects (or, with respect to representations and warranties containing a materiality or Material Adverse Effect qualification, in all respects) as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

4.2    Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

4.3    Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i)      consents and agrees to and acknowledges the terms of this Amendment;

(ii)     acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

(iii)    acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

4.4    Waiver. The Borrower and each Guarantor, by signing below, hereby waive and release the Administrative Agent and each of the Lenders (including the 2016 Revolving Credit Increase Lender) and their respective Related Parties from any and all claims, offsets, defenses and counterclaims against the Administrative Agent and each of the Lenders (including the 2016 Revolving Credit Increase Lender) of which the Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

4.5    Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

4.6    Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature or other electronic imaging means (e.g. “pdf” or “tif”), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

4.7    Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.8    JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 5.    Joinder of Additional Lender.

5.1    The 2016 Revolving Credit Increase Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender and a Revolving Credit Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and the requirement contained in Section 10.06(b)(iii) of the Credit Agreement, (iii) from and after the 2016 Revolving Credit Increase Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender and a Revolving Credit Lender thereunder and, to the extent of its 2016 Revolving Credit Increase, shall have the obligations of a Lender and a Revolving Credit Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to establish the 2016 Incremental Revolving Credit Increase Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any Lender, and (v) if it is not a United States Person (as defined in Section 7701(a)(30) of the Code), it has delivered to the Administrative Agent and to the Borrower any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a Revolving Credit Lender.

5.2    The Borrower hereby consents to the 2016 Revolving Credit Increase Lender becoming a Lender and a Revolving Credit Lender under the Credit Agreement and agrees that the 2016 Revolving Credit Increase Lender shall constitute an Eligible Assignee.

5.3    The Administrative Agent, the L/C Issuers and the Swing Line Lender hereby consent to the 2016 Revolving Credit Increase Lender becoming a Revolving Credit Lender under the Credit Agreement and effective upon the effectiveness hereof, the 2016 Revolving Credit Increase Lender shall be a Revolving Credit Lender under the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

NN, INC., as the Borrower

By:	/s/ J. Robert Atkinson

Name: J. Robert Atkinson

Title: Vice President

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]

SUNTRUST BANK, as the Administrative Agent and as an L/C Issuer

By:	/s/ Chris Hursey

Name: Chris Hursey
Title: Director

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]

REGIONS BANK, as Swing Line Lender and an L/C Issuer

By:	/s/ Stuart A. Hall

Name: Stuart A. Hall
Title: Senior Vice President

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as an L/C Issuer

By:	/s/ Ari Deutchman

Name: Ari Deutchman
Title: Senior Vice President

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]

HOMETRUST BANK, as the 2016 Revolving Credit Increase Lender

By:	/s/ Corey Webb

Name: Corey Webb
Title: Senior Vice President

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]

Each of the undersigned acknowledge the terms of and consent to the foregoing:

ADVANCED PRECISION PRODUCTS, INC.

AUTOCAM CORPORATION

AUTOCAM-PAX, INC.

BOSTON ENDO-SURGICAL TECHNOLOGIES LLC

BRAININ-ADVANCE INDUSTRIES LLC

CAPROCK ENCLOSURES, LLC

CAPROCK MANUFACTURING, INC.

CONNECTICUT PLASTICS LLC

GENERAL METAL FINISHING LLC

HOLMED, LLC

HOWESTEMCO, LLC

INDUSTRIAL MOLDING CORPORATION

LACEY MANUFACTURING COMPANY, LLC

MATRIX I LLC

NN PRECISION PLASTICS, INC.

PMC ACQUISITION COMPANY, INC.

PMC USA ACQUISITION COMPANY, INC.

PNC ACQUISITION COMPANY, INC.

PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.

PRECISION ENGINEERED PRODUCTS LLC

POLYMETALLURGICAL LLC

PREMCO, INC.

PROFILES INCORPORATED

TRIGON INTERNATIONAL LLC

WAUCONDA TOOL & ENGINEERING LLC

WHIRLAWAY CORPORATION

By: /s/ J. Robert Atkinson
Name: J. Robert Atkinson
Title: Vice President

[Signature Page to Incremental Amendment to Amended and Restated Credit Agreement]